UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 3, 2002

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7200

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 5. Other Events

     In a press release dated October 3, 2002, Bay View Capital Corporation (the “Company”) announced stockholder approval of its plan of dissolution and stockholder liquidity under which the Company will sell or otherwise dispose of all of its assets, including the sale of the retail banking assets of Bay View Bank, N.A., to U.S. Bank National Association, and, after paying or making arrangements to pay all of its liabilities and expenses, will distribute the net proceeds of the asset sales to its stockholders.

     The Company also announced that holders of the Capital Securities of Bay View Capital I approved a waiver of those provisions of the legal instruments governing the Capital Securities and the Company’s 9.76% Junior Subordinated Deferrable Interest Debentures (the “Junior Debentures”) that would, absent the waiver, prevent the Company from disposing of all of its assets pursuant to its plan of dissolution and stockholder liquidity.

     Capital Securities holders also approved the amendment of certain provisions of the legal instruments governing the Capital Securities and the Junior Debentures that would allow early redemption of the Capital Securities at the option of each holder of the Capital Securities.

     Attached as Exhibit 99.1 and incorporated herein by reference to this Form 8-K is a copy of the press release dated October 3, 2002 of Bay View Capital Corporation.

Item 7. Financial Statements and Exhibits

     Exhibit

99.1	Press release issued by Bay View Capital Corporation on October 3, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: October 4, 2002	BY:	/s/ John W. Rose

John W. Rose Executive Vice President, Chief Financial Officer